UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2020

MOLSON COORS BEVERAGE COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

P.O. Box 4030, NH353, Golden, Colorado 80401

1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5

(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.01	TAP.A	New York Stock Exchange
Class B Common Stock, par value $0.01	TAP	New York Stock Exchange
1.25% Senior Notes due 2024	TAP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 26, 2020, Molson Coors Brewing Company (UK) Limited (the “Issuer”), a subsidiary of Molson Coors Beverage Company (the “Company”) that operates and manages the Company’s business in the United Kingdom, established a commercial paper facility for the purpose of issuing short-term, unsecured Sterling-denominated notes that are eligible for purchase under the Joint HM Treasury and Bank of England’s COVID Corporate Financing Facility commercial paper program (the “Program”) in an aggregate principal amount up to £300 million, which may be increased from time to time as provided in the Dealer Agreement (as defined below).

In connection with the Program, the Issuer and the Company entered into a Dealer Agreement (the “Dealer Agreement”) with Lloyds Bank Corporate Markets PLC, as arranger, and Lloyds Bank Corporate Markets PLC, as dealer (the “Dealer”), pursuant to which notes may be issued to the Dealer at such prices and upon such terms as the Issuer and the Dealer may agree. The maturities of the notes will vary but will not be less than seven days nor greater than 364 days. The Dealer Agreement contains customary representations, warranties, covenants and indemnification provisions typical for the issuance of commercial paper of this type. In addition, the Company entered into a Deed of Guarantee (the “Guarantee”) to guarantee the payment of all sums payable from time to time by the Issuer in respect of the notes to the holders of any notes.

The foregoing descriptions of the Dealer Agreement and the Guarantee do not purport to be complete and are qualified in their entirety by reference to the full text of the Dealer Agreement and the Guarantee, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Dealer Agreement dated May 21, 2020 by and between Molson Coors Brewing Company (UK) Limited, Molson Coors Beverage Company, Lloyds Bank Corporate Markets PLC, as arranger, and Lloyds Bank Corporate Markets PLC, as dealer.

10.2	Deed of Guarantee dated May 21, 2020 by Molson Coors Beverage Company in favor of the holders thereunder.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BEVERAGE COMPANY

Date: May 26, 2020	By:	/s/ E. Lee Reichert
E. Lee Reichert
Chief Legal & Government Affairs Officer and Secretary

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